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               [letterhead of Simpson Thacher & Bartlett]

                                              February 2, 2000

POLAROID CORPORATION
784 Memorial Drive
Cambridge, Massachusetts 02139

Ladies and Gentlemen:

          We have acted as counsel to Polaroid Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (File No. 333-67647) filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), as it became effective under the Act (the "First Registration Statement"), relating to debt securities of the Company, and the Registration Statement on Form S-3 filed by the Company with the Commission under the Act (the "Second Registration Statement" and, together with the First Registration Statement, the "Registration Statements"), which Second
Registration Statement constitutes Post-Effective Amendment No.1 to the First Registration Statement, relating to (a) shares of common stock, par value $1.00 per share, of the Company (the "Common Stock"); (b) rights (the "Rights") to purchase shares of the Series A Participating Cumulative Preferred Stock, par value $1.00 per share, of the Company (the "Series A Preferred Stock"), which are issuable under a Rights Agreement (the "Rights Agreement") dated as of September 9, 1986 between the Company and Morgan Shareholder Services Trust Company, as rights agent (the "Rights Agent"), as amended, and which are issuable in connection with the issuance of shares of Common Stock; (iii) shares of preferred stock, par value $1.00 per share, of the Company (the "Preferred Stock"), which may be convertible into shares of Common Stock; (iv) depositary shares (the "Depositary Shares"), representing fractional shares of Preferred Stock and evidenced by depositary receipts (the "Depositary Receipts"); (v) debt securities, which may be either senior (the "Senior Debt Securities") or
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POLAROID CORPORATION                  -2-                       February 2, 2000


subordinated (the "Subordinated Debt Securities" and, with the Senior Debt Securities, the "Debt Securities), either of which may be convertible into shares of Common Stock; (vi) contracts for purchase and sale of Common Stock
(the "Stock Purchase Contracts"); (vii) stock purchase units of the Company, consisting of (a) a Stock Purchase Contract under which the holder, upon settlement, will purchase shares of Common Stock and (b) any of a share of Preferred Stock, a Depositary Share, a Debt Security or a debt obligation of a third party (the "Stock Purchase Units"); (viii) warrants to purchase shares of Common Stock, shares of Preferred Stock or Depositary Shares (collectively, the "Equity Securities Warrants") or either of the Debt Securities (the "Debt Securities Warrants" and, together with the Equity Securities Warrants, the "Securities Warrants"); (ix) warrant units, consisting of (a) a warrant to purchase shares of Common Stock and (b) any of a share of Preferred Stock, a Depositary Share or a Debt Security (the "Warrant Units"); and (x) Common Stock, Preferred Stock, Depositary Shares and Debt Securities which may be issued upon settlement of Stock Purchase Contracts, upon conversion of shares of Preferred Stock, upon conversion of Debt Securities or upon exercise of Securities Warrants, whichever is applicable. The Common Stock, the Rights, the Preferred Stock, the Depositary Shares, the Debt Securities, the Stock Purchase Contracts, the Stock Purchase Units, the Securities Warrants and the Warrant Units are hereinafter referred to collectively as the "Securities." The Securities may be issued and sold or delivered from time to time as set forth in the Second Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements") pursuant to Rule 415 under the Act. Pursuant to Rule 429 under the Act, the Prospectus is a combined prospectus that relates to (i) securities which were designated as Debt Securities by the First Registration Statement
with an aggregate initial offering price not to exceed $275,000,000 or the equivalent thereof in one or more foreign currencies or one or more currency units covered by the First Registration Statement and (ii) Securities with an aggregate initial offering price not to exceed $225,000,000 or the equivalent thereof in one or more foreign currencies or one or more currency units covered by the Second Registration Statement.
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POLAROID CORPORATION                  -3-                       February 2, 2000


          The Depositary Shares will be issued pursuant to a deposit agreement (the "Deposit Agreement") between the Company and a depositary (the "Depositary").

          The Rights will be issued under the Rights Agreement.

          The Debt Securities will be issued pursuant to an Indenture dated as of January 9, 1997, as supplemented by a Supplemental Indenture dated as of February 17, 1999 (the "Indenture"), in each case, by and between the Company and State Street Bank and Trust Company, as Trustee (the "Trustee"), to be further supplemented, as necessary, by one or more further supplemental indentures (each, a "Supplemental Indenture") to be entered into by and between the Company and the Trustee.

          The Stock Purchase Contracts will be issued pursuant to a stock purchase contract agreement (the "Stock Purchase Contract Agreement") to be entered into by and between the Company and a stock purchase contract agent of the Company, as stock purchase contract agent (the "Stock Purchase Contract Agent").

          The Stock Purchase Units will be issued pursuant to a stock purchase unit agreement ("Stock Purchase Unit Agreement") to be entered by and between the Company and a stock purchase unit agent of the Company, as stock purchase unit agent (the "Stock Purchase Unit Agent").

          The Equity Securities Warrants will be issued pursuant to a warrant agreement (the "Equity Securities Warrant Agreement") to be entered into by and between the Company and a warrant agent of the Company. The Debt Securities Warrants will be issued under a warrant agreement (the "Debt Securities Warrant Agreement") to be entered into by and among the Company, a warrant agent of the Company and the Trustee. The Equity Securities Warrant Agreement and the Debt Securities Warrant Agreement are hereinafter referred to collectively as the "Warrant Agreements."

          The Warrant Units consisting of (a) a warrant to purchase shares of Common Stock and (b) a share of Preferred Stock or a Depositary Share will be issued pursuant to a warrant unit agreement (the "Equity Securities Warrant Unit Agreement") to be entered into
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POLAROID CORPORATION                  -4-                       February 2, 2000


by and between the Company and a warrant unit agent. The Warrant Units consisting of (a) a warrant to purchase shares of Common Stock and (b) a Debt Security will be issued pursuant to a warrant unit agreement (the "Debt Securities Warrant Unit Agreement" and, together with the Equity Securities Warrant Unit Agreement, the "Warrant Unit Agreements") to be entered into by and among the Company, a warrant unit agent and the Trustee. Each party to a Warrant Agreement or a Warrant Unit Agreement other than the Company is referred to hereinafter as a "Counterparty."

          We have examined the Registration Statements, a form of the share certificate representing shares of Common Stock, the Certificate of Designations, Powers, Preferences and Rights of the Series A Preferred Stock, the Rights Agreement, the form of certificate representing the Rights, the form of the Certificate of Designations, Powers, Preferences and Rights of the Preferred Stock (the "Certificate of Designations"), the share certificate representing shares of Preferred Stock, the form of Deposit Agreement, the form of Depositary Receipt, the Indenture, the form of Supplemental Indenture, the form of note representing each of the Senior Debt Securities and the Subordinated Debt Securities, the form of Stock Purchase Contract Agreement, the form of Equity Securities Warrant Agreement and the form of Debt Securities Warrant Agreement, each of which has been filed with the Commission as exhibits to the Second Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

          In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that: (i) the Rights Agreement is the valid and legally binding obligation of the Rights Agent; (ii) at the time of execution, issuance and

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POLAROID CORPORATION                  -5-                       February 2, 2000


delivery of the Depositary Shares, the Deposit Agreement will be the valid and legally binding obligation of the Depositary; (iii) the Indenture is the valid and legally binding obligation of the Trustee; (iv) at the time of execution, authentication, issuance and delivery of the Debt Securities, the definitive Supplemental Indenture, if necessary, will be the valid and legally binding obligation of the Trustee; (v) at the time of execution, issuance and delivery of the Stock Purchase Contracts, the Stock Purchase Contract Agreement will be the valid and legally binding obligation of the Stock Purchase Contract Agent;
(vi) at the time of execution, issuance, authentication and delivery of the debt obligation of a third party which constitutes part of a Stock Purchase Unit, such debt obligation will be the valid and legally binding obligation of such third party; (vi) at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement or the related Warrant Unit Agreement will be the valid and legally binding obligation of each Counterparty thereto; and (vii) the Company is validly existing under the laws of Delaware.

          We have assumed further that: (i) at the time of execution, issuance and delivery of the Deposit Agreement, the Deposit Agreement will have been duly authorized, executed and delivered by the Company; (ii) at the time of execution, authentication, issuance and delivery of the Debt Securities, the Supplemental Indenture, if necessary, will have been duly authorized, executed and delivered by the Company; (iii) at the time of execution, issuance and delivery of the Stock Purchase Contracts, the Stock Purchase Contract Agreement will have been duly authorized, executed and delivered by the Company; and (v) at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company.

          Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

          1. With respect to the Common Stock, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) the due issuance and delivery of the Common Stock, upon payment of the consideration therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of

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POLAROID CORPORATION                  -6-                       February 2, 2000


     Directors of the Company, the Common Stock will be validly issued, fully paid and nonassessable.

          2. With respect to the Rights, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Rights and the Common Stock relating to the Rights and (b) the due issuance and delivery of the Rights and Common Stock relating to the Rights, upon payment of the consideration therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, and otherwise in accordance with the provisions of the Rights Agreement, the Rights will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

          3. With respect to the Preferred Stock, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b) the due filing of the Certificate of Designations and (c) the due issuance and delivery of the Preferred Stock, upon payment of the consideration therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, the Preferred Stock will be validly issued, fully paid and nonassessable.

          4. With respect to the Depositary Shares, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Depositary Shares, (b) the due filing of the Certificate of Designations and (c) the due issuance and delivery of the Depositary Shares, upon payment of the consideration therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of the Directors of the Company and otherwise in accordance with the provisions of the Deposit Agreement, the Depositary Shares will be validly issued, fully paid and nonassessable.

          5. With respect to the Debt Securities, assuming (a) the taking by the Board of Directors of the Company, a duly constituted and acting committee of such Board of Directors or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the "Board") of all necessary corporate action to authorize and approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the Indenture and the applicable Supplemental Indenture and such agreement, the Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

          6. With respect to the Stock Purchase Contracts, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the execution and delivery of the Stock Purchase Contract Agreement and (b) the due execution, issuance and delivery of the Stock Purchase Contracts, upon payment of the consideration therefor or provided for in the applicable definitive

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POLAROID CORPORATION                  -7-                       February 2, 2000

     purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Stock Purchase Contract Agreement and such agreement, the Stock Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

          7. With respect to the Stock Purchase Units, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve (i) the issuance and terms of the Stock Purchase Units, (ii) the execution and delivery of the Stock Purchase Contract Agreement with respect to the Stock Purchase Contracts which are a component of the Stock Purchase Units and (iii) the issuance and terms of the shares of Preferred Stock, the Depositary Shares or the Debt Securities, each of which may be a component of the Stock Purchase Units, the terms of the offering thereof and related matters, (b) the due filing of the Certificate of Designations with respect to the Preferred Stock or the Depositary Shares, as applicable, which may be a component of the Stock Purchase units, and (c) the due execution, authentication, in the case of such Debt Securities, issuance and delivery of (i) the Stock Purchase Units, (ii) such Stock Purchase Contracts and (iii) any of such shares of Preferred Stocks, Depositary Shares, Debt Securities or Debt Obligations, each of which may be a component of the Stock Purchase Unit, upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of the definitive Stock Purchase Contract Agreement, in the case of such Stock Purchase Contracts, the definitive deposit agreement, in the case of such Depositary Shares, and the Indenture and the Supplemental Indenture, in the case of such Debt Securities and such agreement, the Stock Purchase Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

          8. With respect to the Securities Warrants, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action, or in the case of Debt Securities Warrants, the Board, to authorize and approve the execution and delivery of the related Warrant Agreement and (b) the due execution, countersignature, issuance and delivery of such Securities Warrants, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board or, in the case of Debt Securities Warrants, by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, the Securities Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

          9. With respect to the Warrant Units, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve (i) the issuance and terms of the Warrant Units, (ii) the execution and delivery of the Warrant Agreement with respect to the Securities Warrants which are a component of the
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POLAROID CORPORATION                  -8-                       February 2, 2000


     Warrant Units and (iii) the issuance and terms of the shares of Preferred Stock, the Depositary Shares or the Debt Securities, each of which may be a component of the Warrant Units, the terms of the offering thereof and related matters, (b) the due filing of the Certificate of Designations with respect to the Preferred Stock or the Depositary Shares, as applicable, and
     (c) the due execution, authentication, in the case of such Debt Securities, issuance and delivery of (i) Warrant Units, (ii) such Securities Warrants,
     (iii) such shares of Preferred Stock, (iv) such Depositary Shares and (v) such Debt Securities, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors and otherwise in accordance with the provisions of the applicable Warrant Agreement, the applicable deposit agreement, in the case of such Depositary Shares, and the Indenture and the Supplemental Indenture, in the case of such Debt Securities and such agreement, the Warrant Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

          Our opinions set forth in paragraphs 2 and 5 through 9 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

          We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the Federal law of the United States and the Delaware General Corporation Law.

          We hereby consent to the filing of this opinion letter as Exhibit 5 to the Second Registration Statement and to the use of our name under the caption "Legal Opinions" in the Prospectus included in the Second Registration Statement.

                                          Very truly yours,

                                          /s/ SIMPSON THACHER & BARTLETT

                                          SIMPSON THACHER & BARTLETT